Exhibit 99.1

Ciber, Inc.
6312 S. Fiddler’s Green Circle, Suite 600E
Greenwood Village, CO 80111
www.ciber.com

CIBER RECEIVES CONTINUED LISTING STANDARD NOTICE FROM NYSE
COMPANY TAKING STEPS TO REGAIN COMPLIANCE WITH MINIMUM SHARE PRICE STANDARD

GREENWOOD VILLAGE, Colo. – November 23, 2016 – Ciber, Inc. (NYSE: CBR), a leading global information technology consulting, services and outsourcing company, today announced that it received notice on November 17, 2016 from the New York Stock Exchange (the "NYSE") that it does not presently satisfy the NYSE's continued listing standard requiring the average closing price of a listed company's common stock to be at least $1.00 per share for any period of 30 consecutive trading days.

In accordance with NYSE rules, the Company will respond to the NYSE within 10 business days of receipt of the notification with its intent to resolve the deficiency. The Company has six months to regain compliance with the NYSE continued listing requirements and will actively monitor its stock price and evaluate all available options in order to regain compliance within the prescribed timeframe.

During the six-month period the Company's common stock will continue to be listed and traded on the NYSE, subject to compliance with other continued listing standards. The deficiency does not affect the Company's ongoing business operations or its SEC reporting requirements.

About Ciber, Inc.

Ciber is a global IT consulting company with approximately 5,500 employees in North America, Europe and Asia/Pacific. Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com and follow us on Twitter, LinkedIn, Facebook, Google Plus and our blog.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections. Words, such as "anticipate," "believe," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "positioned," "potential," "project," "should," and "will" and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, related to: any potential need to raise additional capital to de-lever our balance sheet to allow us to continue as a going concern over the longer term; operational limitations of our credit facility and our potential need for and the availability of additional capital to support our business; our ability to maintain compliance with the listing standards of the New York Stock Exchange; our ability to continue to evolve our business model, offerings, products and services, and to execute on the key elements of our strategic plan or the success of our strategic plan; volatile, uncertain or negative economic conditions and the impacts of economic conditions on our clients' operations and technology spending; a data security or privacy breach; fluctuations or lack of growth in the market for IT services; our ability to maintain our utilization rates and control our costs; our ability to keep pace with rapid changes in technology; the termination or cancellation of a contract by a significant client; the highly competitive nature of the U.S. and International IT services industry; quarterly variance in our revenues, operating results and profitability that could impact our stock price; damage to our professional reputation and/or legal liability if our clients are not satisfied with our services; the accuracy of our estimates of the cost of engagements conducted on a fixed-price basis; third party vendors performing our services and the potential for harm to our reputation; our ability to improve our operations, finances and systems; our ability to enter, operate and compete effectively in new geographic markets; the value of our brand and reputation and any damage thereto; an adverse outcome of litigation which could subject us to damage awards; our reliance on a few customers for a large portion of our revenues; our ability to continue to retain and attract qualified sales, delivery and technical employees; our relationships with software vendors and the potential loss of any significant software vendor; our ability to protect our intellectual property rights from unauthorized use or infringement; the potential for infringement by our services or solutions on the intellectual property rights of others or the potential loss of our ability to utilize rights we claim in intellectual property; our ability to collect our receivables; our international operations; the resources committed to new offerings and the potential impact on our profitability if our business does not grow proportionately; disruptions that may impact our results of operations and from which we may not recover; our compliance with applicable laws and regulations; losses we may incur that may not be fully covered by our insurance policies; our ability to identify, acquire, or integrate businesses or enter into joint ventures; further impairment in the carrying value of our goodwill; contracts with various public sector agencies; our anti-takeover defenses that could make it difficult for another company to acquire control of Ciber or limit the price investors might be willing to pay for our stock; the potentially conflicting interests of our institutional shareholders; and issues that could arise during the implementation of our Enterprise Resource Planning system.
For a more detailed discussion of these factors, see the information under the "Risk Factors" heading in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016, when filed with the Securities and Exchange Commission ("SEC") and other documents filed with or furnished to the SEC. Other than as required by law, we undertake no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.
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Contact:
Scott Kozak
Global Communications, Investor and Industry Relations
303-967-1379
skozak@ciber.com